Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of Regulation C of the Securities Act of 1933 of our report dated September 15, 2005, relating to the balance sheet of DCP Midstream GP, LP, included in Amendment No. 3 to Registration Statement No. 333-128378 of DCP Midstream Partners, LP.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado
December 2, 2005